EXHIBIT 2.03



                          TRANSITION SERVICES AGREEMENT

     This TRANSITION SERVICES AGREEMENT ("Agreement") is entered into as of the 13th day of August, 1999, by and between Intersil Corporation, a Delaware corporation ("Buyer"), and HARRIS CORPORATION, a Delaware corporation ("Harris"). Harris or Buyer may be referred to herein as a Party or the Parties, as the case may require.

                                   WITNESSETH:

     WHEREAS, Buyer, Intersil Holding Corporation, a Delaware corporation ("Parent"), and Harris have entered into an Amended and Restated Master Transaction Agreement dated as of June 2, 1999 (the "Master Agreement"), pursuant to which Buyer and Parent have purchased and Harris has sold the Business, as defined in the Master Agreement; and

     WHEREAS, Buyer desires to purchase from Harris certain management information and other services for use in connection with the operation of the Business;

     WHEREAS, on the terms and subject to the conditions set forth herein, Harris is willing to provide, directly or indirectly, such services to Buyer;

     WHEREAS, Harris desires to purchase from Buyer certain products and services for use in connection with the operation of its Suppression Products Business; and

     WHEREAS, on the terms and subject to the conditions set forth herein, Buyer is willing to provide, directly or indirectly, such services to Harris.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Parties agree as follows:

1. Services.

     1.1. Harris shall use commercially reasonable efforts to provide the services identified on Exhibit A (the "Services") to Buyer on and after the Closing Date to the same extent as such Services were provided to the Business prior to the Closing Date.

     1.2. Buyer may choose (a) not to use the Services or (b) to use the Services for such period of time as Buyer may decide, not to exceed the time period set forth on Exhibit A. Buyer may terminate the use of any Service at any time upon thirty (30) days prior written notice to Harris.

     1.3. Harris shall use commercially reasonable efforts to obtain, with respect to its software licenses or other contracts, such modifications, supplements or amendments as are required in order to provide the Services to Buyer.

     1.4. Buyer shall make available to Harris all such Buyer equipment, inventory, supplies and information as may be reasonably necessary for Harris to perform Services under this Agreement. Harris agrees to use these Buyer assets solely for the purposes contemplated hereby.

     1.5. All purchases of Services shall be subject only to the terms and conditions of this Agreement.

     1.6. Harris shall determine, in consultation with the Buyer, both the staffing required and particular personnel assigned to perform the Services, including, but not limited to, clerical staff, technicians, professionals, management persons, or otherwise.

     1.7. Harris shall have no obligation to upgrade or improve the Services beyond the level of Services provided to the Business immediately prior to the Closing Date.

     1.8. Harris shall provide such other services ("Other Services") upon such terms as Harris and Buyer shall agree in writing.

2. Suppression Services and Products

     2.1. Buyer agrees to sell to Harris for a period of twenty-four (24) months the products listed on Exhibit B (the "Products"). Buyer also agrees to make available to Harris the process technologies necessary to manufacturer the "diode array" and "surgector" Products. It is understood by Buyer that Harris may utilize such process technologies to either establish its own diode array manufacturing capability or to secure a diode array supply from a third party producer.

     2.2. Buyer agrees to provide to Harris for a period of eighteen (18) months the services listed on Exhibit C (the "Suppression Services"), except with respect to those Suppression Services identified in paragraph 3 of Exhibit C (the "Assembly Services"), which Buyer agrees to provide to Harris for a period of twenty four (24) months.

     2.3. Harris may choose not to utilize the Suppression Services or buy any Products. Harris may terminate the use of any Suppression Service at any time upon thirty (30) days prior written notice to Buyer.

     2.4. All purchases of Suppression Services or Products shall be subject only to the terms and conditions of this Agreement.

     2.5. Buyer shall determine, in consultation with Harris, both the staffing required and particular personnel assigned to perform the Suppression Services, including, but not limited to, clerical staff, technicians, professionals, management persons, or otherwise.

     2.6. Buyer shall have no obligation to upgrade or improve the Suppression Services or the Products beyond the level of Suppression Services and Products provided to the Suppression Products Business immediately prior to the Closing Date.

     2.7. Buyer shall provide such other services ("Other Buyer Services") upon such terms as Harris and Buyer shall agree in writing.

3. Price.

     3.1. In consideration for the Services, Buyer shall pay Harris the fully allocated cost of providing such Services, plus, on all costs other than third-party costs, five percent (5%). Included in such cost will be any increased payments that Harris has to make to any licensor of software to Harris in order to obtain the right to use such software to provide the Services to Buyer.

     3.2. In addition to the prices paid by Buyer hereunder, Buyer shall pay any present or future sales, use, excise, or other similar taxes applicable to the sale of Services or, if such sale is exempt from tax, Buyer shall furnish Harris with a tax exempt certificate acceptable to the taxing authorities. The foregoing shall not apply to any taxes imposed on Harris' income generated by this Agreement. Buyer shall not be responsible for any income taxes for which Harris is liable.

     3.3. In consideration of the Products, Harris shall pay Buyer the fully allocated cost of manufacturing such Products, plus, on all costs other than third-party costs, five percent (5%).

     3.4. In consideration of the Suppression Services, Harris shall pay Buyer the fully allocated cost of providing such Suppression Services, plus, on all costs other than third-party costs, five percent (5%).

     3.5. In addition to the prices paid by Harris hereunder, Harris shall pay any present or future sales, use, excise, or other similar taxes applicable to the sale of Products or Suppression Services or, if such sale is exempt from tax, Harris shall furnish Buyer with a tax exempt certificate acceptable to the taxing authorities. The foregoing shall not apply to any taxes imposed on Buyer's income generated by this Agreement. Harris shall not be responsible for any income taxes for which Buyer is liable.

     3.6. Payment for Services or for Suppression Services shall be billed at the end of each Calendar month and shall be paid within thirty (30) days after receipt of the invoice. Any payment not made within such thirty (30) day period shall bear interest at the rate of one percent (1%) per month thereafter. Payments for Products shall be in accordance with Buyer's ordinary and customary practices for billing and collecting for the sale of products.

4. Limitation of Liability/Indemnification.

     4.1. It is acknowledged by Buyer that Harris is not in the business of providing the Services or any Other Services (collectively, the "Agreement Services") and will not therefore warrant the performance of the Agreement Services hereunder. In the event of an error or omission in the provision of an Agreement Service which shall be established to be principally caused by Harris' performance hereunder, Harris shall credit Buyer for any previously invoiced charges in connection with such Agreement Service. While Harris shall have no liability to Buyer for damages, the Parties shall attempt to make such further adjustment as shall be equitable under the circumstances. Nevertheless, Harris shall undertake to perform the Agreement Services hereunder for Buyer substantially in the same manner as if it were performing such Agreement Services for a Harris business unit unless otherwise agreed in writing. Harris' obligations to provide any Agreement Service hereunder is conditioned upon its obtaining prior to the commencement of the provision of such Agreement Services all necessary governmental licenses, approvals, and permits required to perform such Agreement Service. Harris shall use commercially reasonable efforts to obtain, prior to the Closing Date, all such licenses, approvals, or permits, if any, as are necessary to render the Agreement Services provided for herein.

     4.2. Buyer agrees that none of the Harris Entities and their respective directors, officers, agents, and employees (each, a "Harris Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to Buyer for or in connection with the Agreement Services rendered or to be rendered by any Harris Indemnified Person pursuant to this Agreement, the transactions contemplated hereby, or any Harris Indemnified Person's actions or inactions in connection with any such Agreement Services or transactions, except for damages which have resulted from such Harris Indemnified Person's gross negligence or willful misconduct in connection with any such Agreement Services, actions, or inactions. The sole remedy of Buyer for any claim relating to the performance or nonperformance of the Agreement Services shall be a refund by Harris to Buyer of any charges or fees paid for the applicable Agreement Services. In addition, in no event shall either party be liable to the other for special, punitive, incidental, or consequential damages arising out of this Agreement. HARRIS MAKES no REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND HARRIS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES WITH RESPECT TO THE agreement SERVICES TO BE PROVIDED HEREUNDER.

     4.3. Buyer agrees to indemnify and hold harmless each Harris Indemnified Person from and against any damages in connection with the provision of the Agreement Services; provided that Buyer will not be responsible for any damages incurred by any Harris Indemnified Person that have resulted from such Harris Indemnified Person's gross negligence or willful misconduct in connection with any of the Agreement Services, actions, or inactions referred to above.

     4.4. It is acknowledged by Harris that Buyer is not in the business of providing the Suppression Services (except the Assembly Services) or any Other Buyer Services (collectively, the "Buyer Services") and will not therefore warrant the performance of the Buyer Services hereunder. In the event of an error or omission in the provision of a Buyer Service which shall be established to be principally caused by Buyer's performance hereunder, Buyer shall credit Harris for any previously invoiced charges in connection with such Buyer Service. While Buyer shall have no liability to Harris for damages, the Parties shall attempt to make such further adjustment as shall be equitable under the circumstances. Nevertheless, Buyer shall undertake to perform the Buyer Services hereunder for Harris substantially in the same manner as if it were performing such Buyer Services for itself unless otherwise agreed in writing. Buyer's obligations to provide any Buyer Service hereunder is conditioned upon its obtaining, prior to the commencement of the provision of such Buyer Services, all necessary governmental licenses, approvals, and permits required to perform such Buyer Service. To the extent not obtained prior to the Closing Date, Buyer shall use commercially reasonable efforts to obtain after the Closing Date all such licenses, approvals, or permits, if any, as are necessary to render the Buyer Services.

     4.5. Harris agrees that Buyer and its directors, officers, agents, and employees (each, a "Buyer Indemnified Person") shall have no liability, whether direct or indirect, in contract or tort or otherwise, to Harris for or in connection with the Buyer Services rendered or to be rendered by any Harris Indemnified Person pursuant to this Agreement, the transactions contemplated hereby, or any Harris Indemnified Person's actions or inactions in connection with any such Buyer Services or transactions, except for damages which have resulted from such Buyer Indemnified Person's gross negligence or willful misconduct in connection with any such Buyer Services, actions, or inactions. The sole remedy of Harris for any claim relating to the performance or nonperformance of the Buyer Services shall be a refund by Buyer to Harris of any charges or fees paid for the applicable Buyer Services. In addition, in no event shall either party be liable to the other for special, punitive, incidental, or consequential damages arising out of this Agreement. BUYER MAKES no REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND buyer SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES WITH RESPECT TO THE BUYER SERVICES TO BE PROVIDED HEREUNDER.

     4.6. Harris agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any damages in connection with the provision of the Buyer Services; provided that Harris will not be responsible for any damages incurred by any Buyer Indemnified Person that have resulted from such Buyer Indemnified Person's gross negligence or willful misconduct in connection with any of the Buyer Services, actions, or inactions referred to above.

5. Confidential Information.

     Buyer and Harris acknowledge that, in connection with the provision of the Agreement Services, the Buyer Services and the Products, they each have access to, have received or will receive from each other tangible and intangible property which is confidential and or proprietary to Harris or Buyer. Both Parties agree that, as a material provision of this Agreement, they will exercise all reasonable care to safeguard such property and prevent disclosure or misuse of same. At any time requested by Buyer, Harris shall promptly return all tangible property of Buyer and shall continue to treat as confidential for a period of three (3) years after termination of this Agreement all intangibles received from Buyer. At any time requested by Harris, Buyer shall promptly return all tangible property of Harris and shall continue to treat as confidential for a period of three (3) years after termination of this Agreement all intangibles received from Harris. No Party shall knowingly publish or disseminate to any third party any of any other Party's confidential information. Each document in printed or electronic form or other media which contains confidential information shall be stamped with a confidential legend.

     Notwithstanding the other provisions of this Section of this Agreement, nothing received by any of the Parties hereunder shall be construed as confidential information which:

     5.1. is published or otherwise made available to the public other than by breach of this Agreement by a Party hereto; or

     5.2. is rightfully received by one Party hereunder from a third Party not obligated under this Agreement, and without confidential limitation; or

     5.3. is approved for release by the Party designating the information as confidential information; or

     5.4. is known to the Party receiving the confidential information prior to its first receipt of the same from the other Party; or

     5.5. is independently developed by the Party receiving the confidential information; or

     5.6. the receiving party reasonably believes (based upon legal opinion) that it is required to be disclosed to comply with applicable law, rule or regulation or court order or other compulsory process of a court or other governmental body.

     In the event that Section 5.6 is applicable, the receiving Party shall make commercially reasonable efforts to notify the disclosing party, in writing, of its intention to disclose allowing a reasonable period prior to such intended disclosure, where the receiving Party reasonably believes that such notice can be provided without violating applicable law, rule or regulation or court order or other compulsory process of a court or other governmental body, so that the disclosing Party may take such action as it deems appropriate to protect its confidential information.

6. Use of Space.

     6.1 For a period not to exceed 180 days from the Closing Date, any Employees of the Business that are located in facilities of Harris that are not being transferred to Buyer may remain in such locations. For the use of such space, Buyer shall pay to Harris rent at the same rate as rent is being charged, in accordance with Harris' internal accounting conventions, to the Harris Semiconductor Sector for the use of such space immediately prior to the Closing Date.

     6.2 For a period not to extend beyond the earlier of (i) December 31, 1999 or (ii) the closing date of the sale of the Suppression Business, any employees of Harris that work primarily in the Suppression Business and that are located in the Transferred Facility in Palm Bay, Florida or the Transferred Facility in Branchburg, NJ may remain in such locations (the "Suppression Space") at no cost. If the sale of the Suppression Business occurs on or before December 31, 1999, the buyer of the Suppression Business may have its employees continue to use the Suppression Space for a period not to exceed twelve (12) months from the date of the closing of the sale of the Suppression Business. Such buyer shall pay rent to Buyer for the use of such Suppression Space equal to Buyer's fully allocated costs for such Suppression Space plus, on all costs other than third party costs, five percent (5%).

     6.3 For a period not to exceed beyond the earlier of (i) December 31, 1999 or (ii) the Closing Date of the sale of the Suppression Business, any equipment owned by the Suppression Business and located in the Transferred Facility in Kuala Lumpur, Malaysia may remain in such location (the "Suppression Equipment Space") at no cost. If the sale of the Suppression Business occurs on or before December 31, 1999, the Buyer of the Suppression Business may continue to maintain such Suppression Equipment in the Suppression Equipment Space for a period not to exceed twenty four (24) months from the date hereof. Such Buyer shall pay rent to Buyer for the use of such Suppression Equipment Space equal to Buyer's fully allocated costs for such Suppression Equipment Space plus, on all costs other than third party costs, five percent (5%).

     6.4 For a period not to exceed 180 days from the Closing Date, the employees of Harris Corporation that are located in the Kuala Lumpur Transferred Facility may remain in such location. For the use of such space, Harris shall pay to Buyer rent at the same rate as rent is being charged, in accordance with Harris' internal accounting conventions, to the Harris Semiconductor Sector for the use of such space immediately prior to the Closing Date.

7. Term and Termination.

     7.1. Except as otherwise herein provided or as otherwise agreed in writing by the Parties, this Agreement shall have an initial term of twenty-four (24) months from the date hereof, and shall continue thereafter unless and until either Buyer or Harris elects in writing to terminate this Agreement by giving the other party not less than thirty (30) days written notice prior to the expiration of such initial term.

     7.2. Either Party shall have the right to terminate this Agreement if the other Party shall at any time default in performing any of its material obligations hereunder and shall fail to remedy such default within the 30-day period following receipt of written notice thereof from the other Party. Either Party shall also have the right to terminate this Agreement immediately in the event the other Party shall be adjudged bankrupt, become insolvent, make a general assignment for the benefit of creditors, have receiver or trustee appointed for the benefit of creditors generally, file a voluntary petition in bankruptcy or initiate reorganization proceedings or take any step toward liquidation. In the event of termination pursuant to this provision, the non-defaulting Party will have all rights and remedies available to it under applicable law, including, but not limited to, equitable relief.

     7.3. After the initial term hereof, either Party may terminate this Agreement by giving the other Party not less than thirty (30) days prior written notice.

     7.4. Other than as required by applicable law, upon termination of any Service pursuant to Section 1.2, or upon expiration of or termination of this Agreement in accordance with this Section 7, Harris will have no further obligation to provide the terminated Service (or any Agreement Service, in the case of termination of this Agreement), and Buyer will have no obligation to pay any fees relating to such Service or make any other payments hereunder (if all Agreement Services hereunder have been terminated); provided that, notwithstanding such termination, (i) Buyer shall remain liable to Harris for fees owed and payable in respect of Services provided prior to the effective date of the termination and rent owed pursuant to Section 6 for utilization of space prior to the effective date of termination, and (ii) the provisions of Sections 4 and 5 shall survive any such termination.

     7.5. Other than as required by applicable law, upon termination of any Suppression Service pursuant to Section 2.3, or upon expiration of or termination of this Agreement in accordance with this Section 7, Buyer will have no further obligation to provide the terminated Suppression Service (or any Product or Buyer Service, in the case of termination of this Agreement), and Harris will have no obligation to pay any fees relating to such Suppression

Service or make any other payments hereunder (if all Buyer Services and right to acquire Products hereunder have been terminated); provided that, notwithstanding such termination, (i) Harris shall remain liable to Buyer for fees owed and payable in respect of Products or Suppression Services provided prior to the effective date of the termination, and (ii) the provisions of Sections 4 and 5 shall survive any such termination.

     7.6. With respect to termination of any Service or Suppression Service under this Agreement, Harris and Buyer agree to cooperate in providing for an orderly transition of such Service to Buyer, or Suppression Service to Harris, or to a successor service provider. Buyer shall be entitled to purchase, at fair market value at the time of such purchase, any asset that (i) is owned by Harris, (ii) is identified on Exhibit D, and (iii) is used exclusively to provide to Buyer one or more of the Services. Following the transfer of any such asset to Buyer, Harris shall no longer have any obligation hereunder with respect to the Service connected with such asset to the extent Harris used such asset to provide such Service.

8. Relationship of the Parties.

     Nothing contained herein shall constitute either Party the agent or legal representative of the other. Neither Party shall have any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other, or to bind the other in any other manner.

9. Force Majeure and Work Stoppages.

     No Party shall be liable in any manner for failure or delay upon fulfillment of all or part of this Agreement, directly or indirectly owing to any cause beyond its control, including, but not limited to, acts of God, governmental orders or restriction, war, threat of war, warlike conditions, fire, hostilities, sanctions, revolution, riot, looting, strike, lockout, accident, interruption of transportation or inability to obtain necessary labor, materials, or facilities.

10. No License.

     Nothing contained in this Agreement shall be construed as granting, by implication, estoppel or otherwise, any licenses or rights under any patents, copyrights, works or other legally protectable proprietary rights (present or future) of either Party hereto to the other Party.

11. Waivers.

     The failure of a Party to exercise any of its rights under this agreement on one occasion shall not waive such Party's right to exercise its rights on another occasion.

12. Agreements and Conventions.

     Except as otherwise specifically provided herein, the Agreement Conventions set forth in Exhibit B to the Master Agreement are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the date and year first above written.

                                            HARRIS CORPORATION



                                            By: /s/ Ronald R. Spoehel
                                                ----------------------------
                                                Name:  Ronald R. Spoehel
                                                Title: Vice President




                                            BUYER


                                            By: /s/ Gregory L. Williams
                                                ----------------------------
                                                Name:  Gregory L. Williams
                                                Title: CEO

                                    EXHIBIT A

                                       TO

                          TRANSITION SERVICES AGREEMENT


     Harris will provide the following Services to Buyer for a period not to exceed the number of months from the Closing Date as specified next to the indicated Service.


                                                                                                Months from
Services                                                                                        Closing Date
--------                                                                                        ------------
1.   NT operations and services, including database, layered services (e.g.,                       Eight
     WTS, file and print and Web service).

2.   Messaging services (all services provided under Microsoft Exchange).                          Eight

3.   Vax service for MES (Manufacturing Execution Systems) on VAX equipment.                       Ten

4.   Mainframe - MVS operations and layered services, including WAN connections                    Eight
     to PKS. In the event of a penalty resulting from discontinuation of mainframe services, the penalty will be shared proportionately in accordance with usage, e.g., presently Semiconductor's usage is 90% of the total, therefore if terminated they would be responsible for 90% of the termination costs. Such usage would be based upon the average monthly usage during the six months preceding notice of such termination. As noted in the
     PKS/Harris Agreement, a six-month prior notification for termination is required. During this six-month period, the Buyer will continue to pay a proportion of the minimum base monthly fee based upon the preceding six month usage.

5.   Computer job scheduling services.                                                             Eight

6.   Computer help desk support.                                                                   Eight

7.   Account management, security.                                                                 Eight

8.   Disaster recovery facilities.                                                                Eighteen

9.   Co-located  UNIX computer services.                                                           Eight


                                                                                                Months from
Services                                                                                        Closing Date
--------                                                                                        ------------
10.  Telecommunications network, equipment and services monitoring.                                Eight

11.  Voice Telecommunications services including PBX operations and metered                        Eight
     voice service.

12.  Other telecommunications services including dial-in computer access and                       Eight
     remote authentication.

13.  Treasury and cash management services.                                                       Twelve

14.  Benefits interface to HSS payroll and human resources.                                        Eight

15.  Check and advice printing.                                                                    Eight

16.  Payroll services, e.g., W2 preparation and printing.                                          Eight

17.  DHCP/DNS/WINS services.                                                                       Eight

18.  Internet on/ramp.                                                                             Eight

19.  Internet firewall services.                                                                   Eight

20.  Offsite backup storage of computer files.                                                     Eight

21.  Microsoft and PeopleSoft License Usage:

Microsoft: Harris will transfer the Microsoft software covered under the Harris/Microsoft Select Enterprise Enrollment Agreement at cost in accordance with the "Divestiture" clause.

PeopleSoft: As a result of a divestiture, the Divested Organization can continue to use the software for a period of twelve months from notice of divestiture, subject to the terms and conditions of the contract. Upon expiration of the twelve months, the Divested Organization may (a) return/destroy the software, or
(b) acquire the software for 50% of then current list price, and negotiate the annual maintenance fee going forward.

22.  Assistance regarding the importation of goods in Europe                                       Eight

23.  Migration assistance from Harris to Buyer with respect to the foregoing                       Eight
     services.

                                    EXHIBIT B

                                       TO

                          TRANSITION SERVICES AGREEMENT

                              SUPPRESSION PRODUCTS


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SURGECTORS
--------------------------------------------------------------------------------------
  Harris Part Type                                  Description
--------------------------------------------------------------------------------------

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SGT03U13                                PWR SURGECTOR 30V 130MA TO-202
--------------------------------------------------------------------------------------
SGT06U13                                PWR SURGECTOR 60V 120MA TO-202
--------------------------------------------------------------------------------------
SGT10S10R3872                           CUSTOM TYPE LUCENT TECH
--------------------------------------------------------------------------------------
SGT21B13                                PWR BIDIRECTIONAL SURGECTOR 230V 130MA TO-
--------------------------------------------------------------------------------------
SGT23B13                                PWR BIDIRECTIONAL SURGECTOR 230V 130MA TO-
--------------------------------------------------------------------------------------
SGT23B13A                               PWR BIDRIECTIONAL SURGECTOR 230V 130MA TO-
--------------------------------------------------------------------------------------
SGT23B13S2463                           CUSTOM TYPE NOKIA
--------------------------------------------------------------------------------------
SGT23B13121                             CUSTOM TYPE LUCENT TECH
--------------------------------------------------------------------------------------
SGT23U13                                PWR SURGECTOR 230V 130MA TO-202
--------------------------------------------------------------------------------------
SGT27B13                                PWR BIDIRECTIONAL SURGECTOR 270V 130MA TO-
--------------------------------------------------------------------------------------
SGT27B13A                               PWR BIDIRECTIONAL SURGECTOR 270V 130MA TO-
--------------------------------------------------------------------------------------
SGT27B27                                PWR BIDIRECTIONAL SURGECTOR 270V 270MA TO-
--------------------------------------------------------------------------------------
SGT27B27A                               PWR BIDIRECTIONAL SURGECTOR 270V 270MA TO-
--------------------------------------------------------------------------------------
SGT27S10                                PWR SURGECTOR 270V 100MA TO-202
--------------------------------------------------------------------------------------
SGT27S23                                PWR SURGECTOR 270V 230MA TO 202
--------------------------------------------------------------------------------------

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DIODE ARRAYS
--------------------------------------------------------------------------------------
  Harris Part Type                                  Description
--------------------------------------------------------------------------------------

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SP720AB                                 ELECTRONIC PROTECTION ARRAY, 16 SOIC
--------------------------------------------------------------------------------------
SP720ABS2527                            SPECIAL PART NUMBER FOR INTEL
--------------------------------------------------------------------------------------
SP720ABT                                ELECTRONIC PROTECTION ARRAY, 16 SOIC, TAPE
--------------------------------------------------------------------------------------
SP720ABTR4249                           ELECTRONIC PROTECTION ARRAY, 16 SOIC, TAPE
--------------------------------------------------------------------------------------
SP720ABT52527                           SPECIAL PART NUMBER FOR INTEL
--------------------------------------------------------------------------------------
SP720ABTS5001                           SELECTION OF SP720ABT FOR IBM
--------------------------------------------------------------------------------------
SP720AP                                 ELECTRONIC PROTECTION ARRAY, 16 PDIP
--------------------------------------------------------------------------------------
SP720APS2501                            CUSTOM TYPE TECO
--------------------------------------------------------------------------------------
SP720AW                                 ELECTRONIC PROTECTION ARRAY FOR ESD & OVER
--------------------------------------------------------------------------------------
SP720AY                                 PROTECTION ARRAY - DIE FORM
--------------------------------------------------------------------------------------
SP720MD                                 ESD PROTECTION, MIL NON-COMPLIANT, 16 LEAD
--------------------------------------------------------------------------------------
SP720MD 8                               ESP PROTECTION, MIL 883 NON-COMPLIANT, 16
--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------
SP720MM                                 ESD PROTECTION, MIL NON COMPLIANT, 20 CLCC
--------------------------------------------------------------------------------------
SP720MM-8                               ESD PROTECTION, MIL 883 NON-COMPLIANT, 20
--------------------------------------------------------------------------------------
SP721AR                                 ELECTRONIC PROTECTION ARRAY, 8 SOIC
--------------------------------------------------------------------------------------
SP721ABS2527                            SPECIAL PART NUMBER FOR INTEL
--------------------------------------------------------------------------------------
SP721ABT                                ELECTRONIC PROTECTION ARRAY, 8 SOIC, TAPE
--------------------------------------------------------------------------------------
SP721ABTS2527                           SPECIAL PART NUMBER FOR INTEL
--------------------------------------------------------------------------------------
SP721AP                                 ELECTRONIC PROTECTION ARRAY, 8 PDIP
--------------------------------------------------------------------------------------
SP723AB                                 ELECTRONIC PROTECTION ARRAY, 8 SOIC
--------------------------------------------------------------------------------------
SP723ABT                                ELECTRONIC PROTECTION ARRAY, 8 SOIC, TAPE
--------------------------------------------------------------------------------------
SP723ABTS2497                           CUSTOM TYPE TELRAD DOCK TO STOCK
--------------------------------------------------------------------------------------
SP723AP                                 ELECTRONIC PROPTECTION ARRAY, 8 PDIP
--------------------------------------------------------------------------------------
SP724AHT                                ESD/OVERVOLTAGE PROTECTION ARRAY SOT-23 TA
--------------------------------------------------------------------------------------

                                    EXHIBIT C

                                       TO

                          TRANSITION SERVICES AGREEMENT


                              SUPPRESSION SERVICES


     Buyer shall provide Harris with the following services provided in the ordinary course of business by Harris Semiconductor Sector to the Suppression Business as of the Closing Date:

     1. Management information services including order entry, impress, workstream, hub, and other management information services provided in the ordinary course of business by the Harris Semiconductor Sector to the Suppression Products Business of Harris as of the Closing Date.

     2. Sales services by Transferred Employees who, prior to the Closing Date, were involved in sales of Suppression Products.

     3. Any assembly and testing services provided by the Transferred Facility in Kuala Lumpur, Malaysia in addition to those services required in order to manufacture the Products.

                                    EXHIBIT D

                                       TO

                          TRANSITION SERVICES AGREEMENT


1. All NT computing servers, associated hardware and equipment racks located on any of the properties of Harris or in any of the Transferred Facilities, currently supporting services to the Business including, but not limited to, the following:

    o NT Business Application Server
    o NT Database
    o Internet/Web Services
    o Winframe
    o Email/Exchange and Om Tool Fax
    o Domain Control
    o File and Print
    o DHCP

2. All "Collocated UNIX" computing servers, associated hardware and equipment racks located on any of the properties of Harris or in any of the Transferred Facilities currently supporting services to the Business including, but not limited to, the following:

    o Impress Planning
    o Midas
    o Hub

3. All VMS computing servers, associated hardware and equipment racks located in any of the properties of Harris or in any of the Transferred Facilities, currently supporting services to the Business including, but not limited to, the following:

    o Workstream
    o Development

4. All Telecommunications Network hardware located in any of the properties of Harris or in any of the Transferred Facilities, currently supporting services to the Business including, but not limited to, the following:

    o Internet Server Connectivity Hardware - Foundry Server Iron - (Load Balance between Web Servers)
    o VMS Connectivity Hardware - Capricorn CISCO 7206 Router (Interface to remote VMS Clusters and Findlay/Mountaintop WAN Connectivity); Foundry Net Iron - Bid D NI - (Interface to Dundalk and DEV VMS Cluster)

    o MVS Connectivity Hardware - CNT Box (IP to SNA/T1 Channel Extender), Front End Processor
    o FDDI Connectivity Hardware - 3COM LANPlex 100 Mb IP/FDDI Hub
    o GEIS EDI Connectivity Hardware
    o Network General Sniffer Analyzer and associated Datacom switch